UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

        Pursuant to a Letter Agreement dated December 19, 2007, CIT Group Inc. and Dell Inc. agreed to terminate the Amended and Restated DFS Limited Partnership Agreement, dated as of September 8, 2004 (the “Partnership Agreement”), effective December 31, 2007 (the “Effective Date”), and Dell exercised its right to purchase CIT’s 30% interest in DFS on the Effective Date. CIT and Dell agreed to a purchase price of $306.0 million. In addition, Dell is releasing CIT’s capital balances in DFS and Dell Credit in an aggregate amount of $46.0 million. CIT estimates that the transaction will generate a pre-tax gain of approximately $250.0 million during the fourth quarter of 2007. CIT continues to provide financing directly to Dell customers through international private label programs (the “International Programs”) in Canada, Europe, New Zealand, Australia, and parts of Asia and Latin America.

        Under the 2004 Extension and Funding Agreement, dated as of September 8, 2004 (the “Extension Agreement”), CIT continues to have the right to purchase a minimum percentage of DFS’s finance receivables, equal to 35% during the DFS fiscal year ending January 31, 2009 and 25% during the fiscal year ending January 29, 2010. Pursuant to an amendment of the Extension Agreement dated December 19, 2007, CIT has the option of accelerating all or a portion of the fiscal year 2010 minimum funding right of 25% of new volume into fiscal year 2009, for a cumulative fiscal year 2009 minimum funding right of up to 60% of new volume. If CIT does not accelerate all of its fiscal year 2010 minimum funding right into fiscal year 2009, then Dell has the right, on January 30, 2009, to purchase from CIT any fiscal year 2010 funding right that CIT did not accelerate into 2009, at a price equal to 2.1% of the portion of the estimated 2010 new volume represented by CIT’s remaining 2010 minimum funding right percentage. Dell has the option to purchase the balance of the DFS receivables on the same terms and conditions as CIT.

        The Dell financing relationship, currently CIT’s largest vendor financing relationship, originated in the United States in April 1997 and subsequently expanded into Canada, Europe, and more recently, Asia, the South Pacific, and Latin America. The U.S. program is structured as a joint venture operating as Dell Financial Services L.P. (“DFS”), in which CIT owns a 30% interest and Dell owns a 70% interest in DFS, whereas the International Program is financed directly by CIT. DFS and the International Programs each provide sales financing programs (other than credit card accounts and short term trade terms) to Dell’s customers in the United States and more than 40 other countries. Under the Extension Agreement and the Limited Partnership Agreement, CIT had previously extended the U.S. Dell vendor finance program to January 29, 2010 and granted Dell the right to purchase CIT’s interest in DFS in February 2008.

        The Extension Agreement contains a customary early termination of CIT’s minimum funding right in the event of a change in control of CIT.

2

Forward-Looking Statements:

        This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “plan” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By: /s/ William J. Taylor William J. Taylor Executive Vice President & Controller

Dated: December 20, 2007

3